As filed with the Securities and Exchange Commission on June 15, 2016

Registration No. 333-212011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARENA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2908305
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6154 Nancy Ridge Drive

San Diego, California 92121

858.453.7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven W. Spector, Esq.

Executive Vice President, General Counsel and Secretary

Arena Pharmaceuticals, Inc.

6154 Nancy Ridge Drive

San Diego, California 92121

858.453.7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven M. Przesmicki, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

858.550.6000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-212011) is being filed solely for the purpose of filing Exhibits 12.1 and 23.1. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Item 16 of Part II of the registration statement, the signature page, the Exhibit Index and Exhibits 12.1 and 23.1. This Amendment No. 1 does not modify any portion of the prospectus that forms a part of the registration statement or any other Item of Part II of the registration statement, and accordingly such prospectus and such other Items have not been included herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.	Exhibits

See the Exhibit Index on the page immediately following the signature page to this registration statement for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 14, 2016.

ARENA PHARMACEUTICALS, INC.

By:	/s/ Steven W. Spector
Steven W. Spector Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Amit D. Munshi*	President, Chief Executive Officer and Director (principal executive and financial officer)	June 14, 2016
Amit D. Munshi

/s/ Jennifer K. Bielasz*	Vice President, Finance and Accounting (principal accounting officer)	June 14, 2016
Jennifer K. Bielasz

/s/ Dominic P. Behan*	Director	June 14, 2016
Dominic P. Behan, Ph.D., D.Sc.

/s/ Donald D. Belcher*	Director	June 14, 2016
Donald D. Belcher

/s/ Scott H. Bice*	Director	June 14, 2016
Scott H. Bice

/s/ Harry F. Hixson*	Director	June 14, 2016
Harry F. Hixson, Jr., Ph.D.

/s/ Tina S. Nova*	Director	June 14, 2016
Tina S. Nova, Ph.D.

/s/ Phillip M. Schneider*	Director	June 14, 2016
Phillip M. Schneider

/s/ Christine A. White*	Director	June 14, 2016
Christine A. White, M.D.

/s/ Randall E. Woods*	Director	June 14, 2016
Randall E. Woods

*	Pursuant to Power of Attorney

By:	/S/ Steven W. Spector Steven W. Spector Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1(1)	Form of Underwriting Agreement

4.1	Fifth Amended and Restated Certificate of Incorporation of Arena (incorporated by reference to Exhibit 3.1 to Arena’s quarterly report on Form 10-Q for the quarter ended June 30, 2002, filed with the Securities and Exchange Commission on August 14, 2002, Commission File No. 000-31161)

4.2	Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Arena (incorporated by reference to Exhibit 4.2 to Arena’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 28, 2006, Commission File No. 333-135398)

4.3	Certificate of Amendment No. 2 of the Fifth Amended and Restated Certificate of Incorporation of Arena, as amended (incorporated by reference to Exhibit 4.3 to Arena’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 30, 2009, Commission File No. 333-160329)

4.4	Certificate of Amendment No. 3 of the Fifth Amended and Restated Certificate of Incorporation of Arena, as amended (incorporated by reference to Exhibit 3.4 to Arena’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 20, 2012, Commission File No. 333-182238)

4.5	Amended and Restated Bylaws of Arena (incorporated by reference to Exhibit 3.1 to Arena’s current report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2014, Commission File No. 000-31161)

4.6	Form of common stock certificate (incorporated by reference to Exhibit 4.2 to Arena’s registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission on July 19, 2000, Commission File No. 333-35944)

4.7(1)	Form of Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock

4.8†	Form of Common Stock Warrant Agreement and Warrant Certificate

4.9†	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.10†	Form of Debt Securities Warrant Agreement and Warrant Certificate

4.11†	Form of Indenture

4.12(1)	Form of Senior Note

4.13(1)	Form of Subordinated Note

5.1†	Opinion of Cooley LLP

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1†	Power of Attorney

25.1(1)	Statement of Eligibility of Trustee under the Indenture

(1)	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
†	Previously filed.